UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported) December 1, 2006

First Financial Corporation
(Exact name of registrant as specified in its charter)

Texas	0-5559	74-1502313
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Washington Avenue, Waco, Texas	76701
(Address of principal executive offices)	(Zip Code)

(254) 757-2424
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Information required by this Item 1.01 is provided under Item 2.01 of this Form 8‑K.

Item 2.01        Completion of Acquisition or Disposition of Assets.

On December 1, 2006 Citizens Mortgage Corp. ("CMC") and First Preference Mortgage Corp. ("FPMC"), a wholly owned subsidiary of the registrant, First Financial Corporation ("FFC"), executed an agreement entitled Memorandum of Asset Purchase (the "Agreement") under which FPMC sold to CMC substantially all of its furniture, fixtures and equipment and its retail and wholesale loan production operations and going concern value for a purchase price of $333,873, of which $78,873 was paid in cash on the date of execution and the $255,000 balance was paid in the form of CMS's promissory note. The promissory note is unsecured, bears interest at 0.75% below the prime rate published in the Wall Street Journal (initially, 7.50%), and is repayable in 12 quarterly installments of principal and accrued interest starting March 15, 2007. The effective date provided in the Agreement was May 1, 2006. Under the Agreement CMC assumed no liabilities, obligations or commitments of FPMC, other than certain equipment lease agreements. In connection with the discontinuance by FPMC of its loan production operations, CMC employed certain of FPMC's former employees and took over the processing of loan applications that had been received by FPMC.

CMC is a wholly owned subsidiary of Citizens State Bank of Woodville, Texas, the president and chief executive officer of which is David W. Mann and the parent company of which is majority-owned by Mr. Mann and his affiliates. Mr. Mann is also the chief executive officer and a director of both FPMC and FFC. Mr. Mann and his affiliates have controlling beneficial ownership of FFC and the parent company of CMC.

The purchase price and terms provided in the Agreement were negotiated on behalf of FPMC by the independent directors of FFC and by legal counsel selected by them. The purchase price was based on an evaluation provided by an independent expert.

Item 9.01        Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro forma financial information required to be filed by Article 11 of Regulation S-X with respect to the disposition of the assets of FPMC will be filed on or before February 16, 2006.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                        FIRST FINANCIAL CORPORATION

                                                                        By:   /s/  David W. Mann
                                                                                                David W. Mann
                                                                                President and Chief Executive Officer

Date: December 7, 2006